Exhibit 99.2

A Strategic Combination

HMPR and XBKS Enter Strategic Merger

February 10, 2016

Forward Looking Statements

The information presented herein contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 giving Hampton Roads Bankshares, Inc.’s (“Hampton Roads”) and Xenith Bankshares, Inc.’s (“Xenith”) expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time. Forward-looking statements speak only as of the date they are made and we assume no duty to update forward-looking statements.

In addition to factors previously disclosed in Hampton Roads’ and Xenith’s reports filed with the Securities and Exchange Commission and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements and historical performance: ability to obtain regulatory approvals and meet other closing conditions to the merger, including approval by Hampton Roads and Xenith stockholders, on the expected terms and schedule; delay in closing the merger; difficulties and delays in integrating the Hampton Roads and Xenith businesses or fully realizing cost savings and other benefits; business disruption following the proposed transaction; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; Hampton Roads’ and Xenith’s businesses experiencing disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees, customers, other business partners or governmental entities; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; the inability to realize deferred tax assets within expected time frames or at all; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms.

Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

Investors and security holders are urged to carefully review and consider each of Hampton Roads’ and Xenith’s public filings with the Securities and Exchange Commission (the “SEC”), including but not limited to their Annual Reports on Form 10-K, their proxy statements, their Current Reports on Form 8-K and their Quarterly Reports on Form 10-Q. The documents filed by Hampton Roads with the SEC may be obtained free of charge at Hampton Roads’ website at www.bankofhamptonroads.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from Hampton Roads by requesting them in writing to Hampton Roads Bankshares, Inc., 641 Lynnhaven Parkway, Virginia Beach, Virginia 23452, or by telephone at (757) 217-1000.

The documents filed by Xenith with the SEC may be obtained free of charge at Xenith’s website at www.xenithbank.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from Xenith by requesting them in writing to Xenith Bankshares, Inc., One James Center, 901 E. Cary Street, Suite 1700, Richmond, Virginia 23219, Attention: Thomas W. Osgood, or by telephone at 804-433-2209.

In connection with the proposed transaction, Hampton Roads intends to file a registration statement on Form S-4 with the SEC which will include a joint proxy statement of Xenith and Hampton Roads and a prospectus of Hampton Roads, and each party will file other documents regarding the proposed transaction with the SEC. Before making any voting or investment decision, investors and security holders of Xenith and Hampton Roads are urged to carefully read the entire registration statement and joint proxy statement/prospectus, when they become available, as well as any amendments or supplements to these documents and any other relevant documents filed with the SEC, because they will contain important information about the proposed transaction. A definitive joint proxy statement/prospectus will be sent to the stockholders of each institution seeking the required stockholder approvals. Investors and security holders will be able to obtain the registration statement and the joint proxy statement/prospectus free of charge from the SEC’s website or from Hampton Roads or Xenith as described in the paragraphs above.

Hampton Roads, Xenith, and certain of their directors and executive officers may be deemed participants in the solicitation of proxies from Hampton Roads and Xenith stockholders in connection with the proposed transaction. Information about the directors and executive officers of Hampton Roads and their ownership of Hampton Roads common stock is set forth in the definitive proxy statement for Hampton Roads’ 2015 annual meeting of stockholders, as previously filed with the SEC on April 27, 2015. Information about the directors and executive officers of Xenith and their ownership of Xenith common stock is set forth in the definitive proxy statement for Xenith’s 2015 annual meeting of stockholders, as previously filed with the

SEC on March 19, 2015. Stockholders may obtain additional information regarding the interests of such participants by reading the registration statement and the joint proxy statement/prospectus when they become available. Free copies of these documents may be obtained as described in the paragraphs above.

Company Snapshots

• Headquartered in

Beach, VA Richmond, VA

Corporate • 34 offices / 3 LPOs • 8 offices / 1 LPO

Overview • Hampton Roads MSA, • Richmond MSA, Greater

Richmond MSA, Raleigh, Hampton Roads MSA and

Eastern Shore of NC and Greater Washington MSA

Baltimore

• $2.0bn in assets • $1.0bn in assets

• $1.6bn in total net loans • $753mm in total net loans

• $1.7bn in deposits • $825mm in deposits

Financial

Scale(1) • $204mm in equity • $101mm in equity

(Approximately $300mm post

Deferred Tax Asset “DTA” partial

valuation allowance reversal)(2)

• Small-to medium-sized • Focused on commercial

business lending banking

• Marine finance - Exceptional depth in C&I

Business and CRE lending

• Strong core deposit base

Strength • Strong treasury management

capabilities

• 42 offices / 4 LPOs

• Pro forma 5th largest community bank by deposits headquartered in Virginia

• Squarely focused on Virginia’s 3 largest MSAs

• $2.9bn in assets

• $2.3bn in total net loans

• $2.5bn in deposits

• $305mm in equity

($458mm post DTA addback)(2)

• Significant capital

• Small-to medium-sized businesses

• C&I and CRE lending

• Significant fee income business

• Diversified funding mix

• Experienced and seasoned management team

(1) Data as of 9/30/15 except pro forma data; pro forma data does not include purchase accounting adjustments

(2) Assumes HMPR DTA valuation allowance reversal of approximately $96 million in Q4 2015; Pro forma equity assumes reversal of remaining HMPR DTA valuation allowance of approximately $57 million 2

Strategic Rationale

• Combination of 2 complementary Virginia franchises

– HMPR: leader in Hampton Roads MSA with presence in Richmond MSA and Eastern Shore

– XBKS: leader in Richmond MSA with growing presence in Hampton Roads MSA and Greater

Complementary Washington, D.C. MSA

Business Fit • HMPR strong deposit franchise complements XBKS organic loan growth capabilities

– Pro forma capital / capital ratios facilitate accelerated organic growth and M&A possibilities

– XBKS five year CAGR loan growth of 40%+

• Compatible interest rate positions – well positioned for rising rate environment

• Enhanced management team combines strengths from both companies

– HMPR has strong retail and credit capabilities

Strong Management – XBKS team has led larger organizations and demonstrated M&A execution expertise

With Low Risk Profile

• Overlapping markets and customers provides strong basis for collaboration

• Thorough due diligence process covered all aspects of both companies’ operations

• Substantial TBV accretion to both companies due to assumed DTA addback

– Combined company better positioned to utilize DTA

Compelling • Cost savings of approximately 10% of combined noninterest expense expected

Financial Results

• Potential additional loan growth due to larger lending limit and strong existing underwriting capabilities

• Strong regulatory capital ratios

Summary of Transaction Terms

Transaction • Hampton Roads Bankshares, Inc. (HMPR) to merge with Xenith Bankshares, Inc. (XBKS)

• 4.40x shares of HMPR common stock for each share of XBKS common stock

Consideration Mix •

100% stock consideration

Transaction Value (1) • $7.88 per XBKS share, or $107.2 million

Pro Forma Ownership Split • 74.4% HMPR / 25.6% XBKS

Required Approvals • Customary regulatory and stockholder approvals of both HMPR and XBKS

Target Closing • Q3 2016

Based on HMPR’s stock price of $1.79 on February 10, 2015

Key Operating Matters

• Holding company: Xenith Bankshares, Inc

Company Brands

• Bank: Xenith Bank

Headquarters • Richmond, VA

• 8 HMPR / 5 XBKS

Board of Directors

• Chairman to be a former HMPR director

• Chief Executive Officer: T. Gaylon Layfield, III (XBKS)

• President & Chief Operating Officer: Donna W. Richards (HMPR)

• Chief Financial Officer: Thomas W. Osgood (XBKS)

Management

• Chief Credit Officer: W. W. “Chris” Cottrell, III (XBKS)

• Co-Head of the Commercial Line of Business: Thomas B. Dix, III (HMPR)

• Chief Risk Officer: John F. Marshall, Jr. (HMPR)

A Strategic Combination

Complementary Footprint

• Increased scale in core Richmond and Hampton Roads MSAs

• Strong core deposit generation

• Better positioned to leverage XBKS’s

Greater Washington MSA presence

Diversified Loan Mix

• Both companies offer strong business lending while enhanced scale accelerates XBKS’s ability to target larger commercial customers

• HMPR’s consumer franchise including marine finance provides additional growth avenues

…Creating a Growth Story

• Strong Capital Base: Organic growth accelerated by higher lending limit and acquisition opportunities

• Diversified Funding: Strong funding base to support enhanced growth

Attractive Market Demographics

Enhanced Market Share in Core Markets


HMPR (36)
XBKS (9)
Frederick
Baltimore
Columbia
Dundalk
Annapolis
Dover
Millville
Front Royal
Washington
Arlington
Alexandria
Easton
DELAWAR
Dale City
Harrisonburg
Fredericksburg
Salisbury
Staunton
Charlottesville
Potomac
Richmond
Lynchburg
Farmville
Newport News
Hampton
James
Virginia Beach
Lawrenceville
Franklin
Chesapeake
Danville
Henderson
Elizabeth City
Durham
Rocky Mount
Edenton
Cary
Raleigh
Greenville
Sanford
Goldsboro
Kinston
Fayetteville
Lumberton

Branch Proximity	HMPR Branches	HMPR Percent of HMPR Branches (%)	XBKS Branches	XBKS Percent of XBKS Branches (%)
1 Mile	1	2.9	2	20.0
5 Miles	9	26.5	5	50.0
10 Miles	14	41.2	5	50.0
25 Miles	20	58.8	6	60.0

Core Markets

Virginia Beach-Norfolk, VA MSA

- Combined Offices: 22 ($906 million deposits)
- Population: 1.7 million; 5-year projected growth: 3.53%
- Median HH Income: $59,454 *(7.0% above national avg.)*
- Home of largest naval base in the world (Norfolk)

Richmond, VA MSA

- Combined Offices: 5 ($610 million deposits)
- Population: 1.3 million; 5-year projected growth: 4.66%
  - Nationwide average: 3.69%
- Median HH Income: $59,885 *(7.8% above national avg.)*
- #3 on *Inc.* Magazine's List of 10 Best Places to Start a Business

Washington, D.C. MSA

- Combined Offices: 1 ($165 million deposits)
- Population: 6.2 million; 5-year projected growth: 6.28%
- Median HH Income: $91,346 *(64% above national avg.)*
- 2nd Highest MSA based on median HH income in the U.S.[(1)]

Other Key Growth Markets

Raleigh, NC MSA

- Combined Offices: 1 ($57 million deposits)
- Population: 1.3 million; 5-year projected growth: 8.19%

Baltimore, MD MSA

- C&I / CRE team
- Marine / boat lending expertise

Eastern North Carolina

- 6 offices across Eastern North Carolina

Source: SNL Financial, data as of June 30, 2015
(1) Excludes MSA's with populations less than 50,000

HAMPTON ROADS BANKSHARES XENITH BANKSHARES

7

Pro Forma Loans and Deposits

Loan Composition

HMPR XBKS Pro Forma¹

1-4 Family Other 1-4 Family Other 1-4 Family

Consumer 7.7% 5.9% Multifamily 2.5% 11.7%

18.5% 14.6% 5.5% Consumer

16.8%

Consumer Multifamily

13.4% 7.0%

Multifamily

7.7%

CRE

24.1%

C&I

15.1%

C&I

19.7%

CRE

C&I 31.5%

C&D 29.0%

8.9% CRE C&D

35.1% 14.4% C&D

10.7%

Yield on Loans: 4.36% Yield on Loans: 4.39% Yield on Loans: 4.37%

$1.6 billion $761 million $2.4 billion

Deposit Composition

HMPR XBKS Pro Forma¹

Jumbo Jumbo

19.2% Jumbo Transaction 21.7%

26.8% 26.0% Transaction

Transaction 30.2%

32.2%

Retail Retail

20.4% Retail 16.9%

9.6%

Savings & Savings &

Savings & MMDA MMDA

MMDA 37.6% 31.3%

28.2%

Cost of Deposits: 0.63% Cost of Deposits: 0.62% Cost of Deposits: 0.63%

Noninterest-Bearing Deposits: 19.6% Noninterest-Bearing Deposits: 18.5% Noninterest-Bearing Deposits: 19.2%

$1.7 billion $825 million $2.6 billion

(1) Pro forma loan and deposit composition is preliminary and does not give effect to purchase accounting adjustments; yield on loans is loan-weighted,

cost of deposits is deposit-weighted; presented for illustrative purposes only and does not indicate actual results of the combined company

Note: Financial data as of September 30, 2015

Source: SNL Financial, except pro forma data 8

Comprehensive Due Diligence

Reciprocal approach to due diligence

• Detailed analysis of cost savings and one-time merger costs

Financial Due Diligence • Analyzed impact of various interest rate environments

Operational Due • Comprehensive, reciprocal due diligence covering core systems, compliance, legal,

accounting, tax and human resources functions

Diligence • Review of IT and infrastructure

• Thorough credit due diligence review by both banks conducted by both internal teams and third parties

Credit Due Diligence – HMPR internal and external due diligence reviewed all large credits and non-performers with 67% total coverage

– XBKS conducted reciprocal credit due diligence with 67% total coverage

• In-depth review of underwriting methodology and practices

• Detailed analysis of DTA’s at HMPR, including potential for accelerated utilization for the

Tax Due Diligence combined company

Improving Credit Metrics

NPAs / Assets (%)

10.00%

9.08%

8.00%

6.36%

HMPR 7.69%

6.00%

XBKS 5.20% 3.92%

4.00%

2.17% 2.37%

Combined

2.00% 3.06%

1.78% 1.86%

1.40%

0.00% 0.95% 0.59% 0.93% 0.81%

HMPR 2011 2012 2013 2014 9/30/15

Non-performing Assets ($mm) $217.9 $146.6 $99.8 $68.3 $74.4

NPLs / Loans 9.84% 7.54% 4.48% 3.22% 3.92%

ALLL / NPAs 38.1% 37.0% 45.8% 62.6% 48.8%

XBKS

Non-performing Assets ($mm) $6.7 $5.3 $4.0 $8.5 $8.0

NPLs / Loans 1.80% 1.32% 0.71% 0.98% 1.04%

ALLL / NPAs 64.2% 91.2% 131.9% 73.3% 88.1%

• Positive trends in credit

• Workout strategy in place to dispose of non-performing assets

• Robust credit policies in place

Source: SNL Financial and Company management

NPAs as reported by each company; excludes restructured loans 10

Pro forma does not include purchase accounting adjustments

Pro Forma Financial Impact

Key Merger Assumptions

• One-time merger expenses of approximately $20 million (pre-tax)

• Cost savings:

– Approximately 10% of combined noninterest expense base

– 50% of cost savings realized in 2016; 100% in 2017

– Enhanced loan growth given increased capital and scale (not included in financial modeling)

• Gross credit mark of 1.7%, $14.4 million

• Core Deposit Intangible of $8.7 million amortized over 10 years on a sum-of-the-years’ digits basis

• Combined company assumed to fully realize HMPR’s

DTA

• Projected close Q3 2016

Estimated Pro Forma Financial Results

• Estimated Pro Forma Financial Impact:

– Immediate accretion to TBV for both companies due to DTA recapture

– Significant immediate EPS accretion to HMPR

– EPS accretion to XBKS with fully phased-in synergies

• Estimated Pro Forma Balance Sheet at Close:

– Assets: $3.2 billion

– Loans: $2.4 billion

– Deposits: $2.7 billion

– Equity: $470 million (1)

• Estimated Pro Forma Capital Ratios at Close:

– TCE / TA: 13.7%

– Tier 1 Leverage: 11.5%

– Tier 1 Capital: 13.0%

– Total RBC: 14.0%

(1) Assumes reversal of HMPR DTA valuation allowance of approximately $153 million

A Valuable Regional Banking Franchise

• Immediate tangible book value accretion

• Immediate significant EPS accretion to HMPR and long term accretive to XBKS EPS

Shareholders • Combined company better positioned to utilize HMPR’s deferred tax asset

• Strong pro forma capital with TCE / TA above 13% supporting future growth

• Increased shareholder liquidity; pro forma market capitalization of $411 million (1)

• Enhanced ability to serve large customers and their needs

Customers • Continuity in customer-facing roles

• Scale will help leverage investments in technology and compliance

• Representation from both banks in all key functions

Employees • Similar markets and close proximity should ensure smooth integration

• Larger organization provides additional opportunities for career development

(1) Based on HMPR’s stock price of $1.79 on February 10, 2015